      As filed with the Securities and Exchange Commission on June 7, 2004

                                                     Registration No. 333-111227
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 4

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                            THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)

                TEXAS                                  74-1790172
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                               5803 GLENMONT DRIVE
                              HOUSTON, TEXAS 77081
                                 (713) 592-7200
    (Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

                                  ------------

                                 NEILL P. DAVIS
                               5803 GLENMONT DRIVE
                              HOUSTON, TEXAS 77081
                                 (713) 592-7200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  ------------

                                    Copy to:
                                MICHAEL W. CONLON
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                                HOUSTON, TX 77010
                                 (713) 651-5151

                                  ------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

                                  ------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                  ------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

               PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Explanatory Note: The Men's Wearhouse, Inc. files this Amendment No. 4 to Registration Statement on Form S-3 to file an updated Consent of Deloitte & Touche LLP, independent registered public accounting firm.

ITEM 16. EXHIBITS

    EXHIBIT
      NO.                                                      DESCRIPTION
   -----------          ------------------------------------------------------------------------------------------
      3.1          --   Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the
                        Company's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994).

      3.2          --   By-laws, as amended (incorporated by reference from Exhibit 3.2 to the Company's Annual
                        Report on Form 10-K for the fiscal year ended February 1, 1997).

      3.3          --   Articles of Amendment to the Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July
                        31, 1999).

      4.1          --   Restated Articles of Incorporation (included as Exhibit 3.1).

      4.2          --   By-laws (included as Exhibit 3.2).

      4.3          --   Form of Common Stock certificate (incorporated by reference from Exhibit 4.3 to the
                        Company's Registration Statement on Form S-1 (Registration No. 33-45949)).

      4.4          --   Articles of Amendment to the Restated Articles of Incorporation (included as Exhibit 3.3).

      4.5          --   Revolving Credit Agreement dated as of January 29, 2003, among the Company and JPMorgan
                        Chase Bank and the Banks listed therein (incorporated by
                        reference from Exhibit 4.5 to the Company's Annual
                        Report on Form 10-K for the fiscal year ended February
                        1, 2003).

      4.6          --   Term Sheet Agreement dated as of January 29, 2003 evidencing the uncommitted CAN$10 million facility of National City Bank, Canada Branch to Golden Brand Clothing (Canada) Ltd.
                        (incorporated by reference from Exhibit 4.7 to the Company's Annual Report on Form 10-K for
                        the fiscal year ended February 1, 2003).

      4.7          --   Indenture (including form of note) dated October 21, 2003 among The Men's Wearhouse and
                        JPMorgan Chase Bank, as trustee, relating to The Men's Wearhouse's 3.125% Convertible Senior
                        Notes due 2023 (incorporated by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2003).

      4.8          --   Registration Rights Agreement dated October 21, 2003 among The Men's Wearhouse and Bear,
                        Stearns & Co. Inc., Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., Fleet
                        Securities, Inc. (incorporated by reference from Exhibit 4.2 to the Company's Quarterly
                        Report on Form 10-Q for the fiscal quarter ended November 1, 2003).

      4.9          --   First Amendment to Revolving Credit Agreement, dated October 13, 2003 among the Company,
                        JPMorgan Chase Bank and the Banks listed therein
                        (incorporated by reference from Exhibit 4.3 to the
                        Company's Quarterly Report on Form 10-Q for the fiscal
                        quarter ended November 1, 2003).

      5.1*         --   Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities to be offered hereby.

     12.1*         --   Computation of ratio of earnings to fixed charges.

     23.1          --   Consent of Deloitte & Touche LLP, independent registered public accounting firm. (filed herewith)

    EXHIBIT
      NO.                                                      DESCRIPTION
   -----------          ------------------------------------------------------------------------------------------
     23.2*         --   Consent of Fulbright & Jaworski L.L.P.  (included in Exhibit 5.1)

     24.1*         --   Powers of Attorney.

     25.1          --   Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 (incorporated by reference from Exhibit 25.1 to the Company's
                        Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2003).

-----------------
*Previously Filed

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 7th day of June, 2004.

                                      THE MEN'S WEARHOUSE, INC.

                                      By:       /s/ NEILL P. DAVIS
                                          -----------------------------------
                                                    Neill P. Davis
                                               Executive Vice President,
                                              Chief Financial Officer and
                                              Principal Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of June, 2004.

                        SIGNATURE                                                      TITLE
                        ---------                                                      -----
                   /s/ GEORGE ZIMMER                                Chairman of the Board of Directors and Chief
-----------------------------------------------------             Executive Officer (principal executive officer)
                     George Zimmer

                  /s/ NEILL P. DAVIS                           Executive Vice President, Chief Financial Officer and
-----------------------------------------------------                       Principal Financial Officer
                    Neill P. Davis

                  /s/ DIANA M. WILSON
-----------------------------------------------------             Vice President and Principal Accounting Officer
                    Diana M. Wilson

                           *
-----------------------------------------------------                 Vice Chairman of the Board of Directors
                    David H. Edwab

                           *
-----------------------------------------------------                                 Director
                   Sheldon I. Stein

                           *
-----------------------------------------------------                                 Director
                 Michael L. Ray, Ph.D.

                           *
-----------------------------------------------------                                 Director
                  Rinaldo S. Brutoco

                           *
-----------------------------------------------------                                 Director
                    Kathleen Mason

*  By:             /s/ GEORGE ZIMMER
        ---------------------------------------------
          George Zimmer, as attorney-in-fact


                                  EXHIBIT INDEX

    EXHIBIT
      NO.                                                      DESCRIPTION
   -----------          ------------------------------------------------------------------------------------------
      3.1          --   Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the
                        Company's Quarterly Report on Form 10-Q for the quarter ended July 30, 1994).

      3.2          --   By-laws, as amended (incorporated by reference from Exhibit 3.2 to the Company's Annual
                        Report on Form 10-K for the fiscal year ended February 1, 1997).

      3.3          --   Articles of Amendment to the Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended July
                        31, 1999).

      4.1          --   Restated Articles of Incorporation (included as Exhibit 3.1).

      4.2          --   By-laws (included as Exhibit 3.2).

      4.3          --   Form of Common Stock certificate (incorporated by reference from Exhibit 4.3 to the
                        Company's Registration Statement on Form S-1 (Registration No. 33-45949)).

      4.4          --   Articles of Amendment to the Restated Articles of Incorporation (included as Exhibit 3.3).

      4.5          --   Revolving Credit Agreement dated as of January 29, 2003, among the Company and JPMorgan
                        Chase Bank and the Banks listed therein (incorporated by
                        reference from Exhibit 4.5 to the Company's Annual
                        Report on Form 10-K for the fiscal year ended February
                        1, 2003).

      4.6          --   Term Sheet Agreement dated as of January 29, 2003 evidencing the uncommitted CAN$10 million facility of National City Bank, Canada Branch to Golden Brand Clothing (Canada) Ltd.
                        (incorporated by reference from Exhibit 4.7 to the Company's Annual Report on Form 10-K for
                        the fiscal year ended February 1, 2003).

      4.7          --   Indenture (including form of note) dated October 21, 2003 among The Men's Wearhouse and
                        JPMorgan Chase Bank, as trustee, relating to The Men's Wearhouse's 3.125% Convertible Senior
                        Notes due 2023 (incorporated by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2003).

      4.8          --   Registration Rights Agreement dated October 21, 2003 among The Men's Wearhouse and Bear,
                        Stearns & Co. Inc., Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., Fleet
                        Securities, Inc. (incorporated by reference from Exhibit 4.2 to the Company's Quarterly
                        Report on Form 10-Q for the fiscal quarter ended November 1, 2003).

      4.9          --   First Amendment to Revolving Credit Agreement, dated October 13, 2003 among the Company,
                        JPMorgan Chase Bank and the Banks listed therein
                        (incorporated by reference from Exhibit 4.3 to the
                        Company's Quarterly Report on Form 10-Q for the fiscal
                        quarter ended November 1, 2003).

      5.1*         --   Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities to be offered hereby.

     12.1*         --   Computation of ratio of earnings to fixed charges.

     23.1          --   Consent of Deloitte & Touche LLP, independent registered public accounting firm. (filed herewith)

     23.2*         --   Consent of Fulbright & Jaworski L.L.P.  (included in Exhibit 5.1)

     24.1*         --   Powers of Attorney.

     25.1          --   Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 (incorporated by reference from Exhibit 25.1 to the Company's
                        Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2003).

-----------------
*Previously Filed